Morgan Stanley Institutional Fund Trust Mid Cap
Growth Portfolio
77I- Terms of New or Amended Securities


On or about May 31, 2017, Morgan Stanley Institutional
Fund Trust Mid Cap Growth Portfolio made changes to its share Class offerings as described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on May 1, 2017 (accession number 0001104659-17-028204) and incorporated by reference herein.

Effective June 30, 2017, Morgan Stanley Institutional
Fund Trust Mid Cap Growth Portfolio made changes to their share Class offerings as described in the supplement to their Prospectuses filed via EDGAR with the Securities and Exchange Commission on June 15,
2017 (accession number 0001104659-17-039545) and
incorporated by reference herein.

Morgan Stanley Institutional Fund Trust Mid Cap
Growth Portfolio made changes to their share Class offerings as described in the supplement to their Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on September 29, 2017 (accession number 0001104659-17-
059828) and incorporated by reference herein.